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Exhibit 10.17

AMENDMENT NO. 1 AND FORBEARANCE
TO
LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 1 AND FORBEARANCE TO LOAN AND SECURITY AGREEMENT (this "First Amendment") is entered into this 30th day of June, 2005, by and between IKANOS COMMUNICATIONS, a California corporation ("Borrower"), and SILICON VALLEY BANK, ("Bank"). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

        A.    Borrower and Bank have entered into that certain Loan and Security Agreement dated as of the Effective Date, (the "Loan Agreement"), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

        B.    Borrower (a) is in default of the Loan Agreement due to its failure to comply with Section 6.7 (Financial Covenants) of the Loan Agreement for the fiscal quarter ending March 31, 2005, and (b) desires that Bank forbear exercising its remedies with respect to the Existing Default (as defined below) and amend the Loan Agreement upon the terms and conditions more fully set forth herein.

        C.    Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this First Amendment, Bank is willing to provide the forbearance contained herein and so amend the Loan Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

        1.    EVENT OF DEFAULT.    Borrower acknowledges that there exists an Event of Default under the Loan Agreement due to its failure to comply with the minimum profitability financial covenant in Section 6.7 for the fiscal quarter ending March 31, 2005 (the "Existing Default").

        2.    FORBEARANCE.    Bank hereby agrees to forbear from exercising its remedies in respect of only the Existing Default, subject to the terms of Section 6 hereof.

        By signing below, Borrower acknowledges that it is currently in default and as a result of such default, Bank is entitled to exercise remedies as provided in the Loan Documents and as provided under applicable law.

        3.    AMENDMENT TO LOAN AGREEMENT.

          3.1    Section 6.7 (Financial Covenants).    Section 6.7(b) of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

            (b)   For each date that is a quarter-end, Borrower's losses (exclusive of the effect of non-cash charges for stock based compensation), for the quarter then-ended shall not exceed the amount set forth in opposite each time period set forth below:

Period	Maximum Quarterly Losses
For the quarter ending 6/30/04	$4,000,000
For the quarter ending 9/30/04	$2,000,000
For the quarter ending 12/31/04	$1,000,000
For the quarter ending 3/31/05 and each quarter thereafter	$0

          3.2    Section 6.2 (Financial Statements, Reports, Certificates).    Section 6.2(a) of the Loan Agreement is amended by replacing the text of clause (iii) of the first paragraph thereof with the following:

            (a)   Financial Statements, Reports, Certificates.

            (iii)  except as otherwise provided below, as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year (except for fiscal year 2004, no later than September 30, 2005), audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from a nationally-recognized, independent, certified public accounting firm;

        4.    BORROWER'S REPRESENTATIONS AND WARRANTIES.    Borrower represents and warrants that:

          (a)   immediately upon giving effect to this First Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

          (b)   Borrower has the corporate power and authority to execute and deliver this First Amendment and to perform its obligations under the Loan Agreement, as amended by this First Amendment;

          (c)   the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          (d)   the execution and delivery by Borrower of this First Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this First Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

          (e)   this First Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and

          (f)    as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this First Amendment and in connection with the Loan Documents.

        Borrower understands and acknowledges that Bank is entering into this First Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

        5.    LIMITATION.    The forbearance and amendment set forth in this First Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future forbearance, amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

        6.    EFFECTIVENESS.    This First Amendment shall become effective upon the satisfaction of all the following conditions precedent:

          6.1    Amendment.    Borrower and Bank shall have duly executed and delivered this First Amendment to Bank.

          6.2    Payment of Amendment Fee.    Borrower shall have paid Bank an amendment fee equal to $1,250.00.

          6.3    Payment of Bank Expenses.    Borrower shall have paid all Bank Expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this First Amendment.

        7.    COUNTERPARTS.    This First Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this First Amendment.

        8.    INTEGRATION.    This First Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this First Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

        9.    GOVERNING LAW; VENUE.    THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.

BORROWER:	IKANOS COMMUNICATIONS a California corporation
	By:	/s/ BAQI KHAN
Printed Name: Baqi Khan Title: CONTROLER
BANK:	SILICON VALLEY BANK
	By:	/s/ KEVIN ZEIDAN
Printed Name: Kevin Zeidan Title: Relationship Manager

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  Exhibit 10.17
AMENDMENT NO. 1 AND FORBEARANCE TO LOAN AND SECURITY AGREEMENT
RECITALS
AGREEMENT